                            SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_|   Preliminary Proxy Statement
|_| Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
|X|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                         ANDREA ELECTRONICS CORPORATION
                 ----------------------------------------------
                (Name of Registrant as Specified In Its Charter)


     ----------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|   No fee required
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

      1)    Title of each class of securities to which transaction applies: N/A

      2)    Aggregate number of securities to which transaction applies: N/A

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

      4)    Proposed maximum aggregate value of transaction: N/A

      5)    Total fee paid: N/A


|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid: N/A

      2)    Form, Schedule or Registration Statement No.: N/A

      3)    Filing Party: N/A

      4)    Date Filed:  N/A

                         ANDREA ELECTRONICS CORPORATION
                              45 Melville Park Road
                            Melville, New York 11747
                               -------------------

                            Notice of Adjournment of
                             2002 Annual Meeting to
                                October 11, 2002
                               -------------------

Dear Shareholder:

         It has come to our attention that due to an error made by the mailing agent used by various brokers and bankers, delivery of our proxy statement and annual report to certain beneficial owners of Andrea Electronics Corporation Common Stock may have been delayed. Consequently, the Board of Directors will adjourn the Company's 2002 Annual Meeting until October 11, 2002 to allow all of our shareholders an opportunity to cast informed votes. Although the 2002 Annual Meeting of Shareholders of Andrea Electronics will be convened as scheduled on September 24, 2002, no substantive business will be conducted at the meeting. Instead, the only action to be taken at the meeting will be to adjourn the meeting to October 11, 2002 at 11:30 AM Eastern time, at the American Stock Exchange, 86 Trinity Place, New York, New York 10006. The polls will remain open during the adjournment.

                                            Sincerely,

                                            /s/ Richard A. Maue

                                            Richard A. Maue
                                            Secretary



Melville, New York
September 18, 2002